UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 25, 2022
Pentair plc
(Exact name of Registrant as specified in its charter)

Ireland	001-11625	98-1141328
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

Regal House, 70 London Road, Twickenham, London, TW13QS United Kingdom
         (Address of principal executive offices)        (Zip Code)
Registrant’s telephone number, including area code: 44-74-9421-6154

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $0.01 per share	PNR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2). ☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.02 Results of Operations and Financial Condition
On October 25, 2022, Pentair plc (the “Company”) issued a press release announcing its earnings for the third quarter of 2022 and a conference call in connection therewith. A copy of the release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
This press release refers to certain non-generally accepted accounting principles (“GAAP”) financial measures (core sales, segment income, return on sales, adjusted net income from continuing operations, adjusted diluted earnings per share from continuing operations and free cash flow) and a reconciliation of those non-GAAP financial measures to the corresponding financial measures contained in the Company’s financial statements prepared in accordance with GAAP.
The 2022 segment income, return on sales, adjusted net income from continuing operations and adjusted diluted earnings per share from continuing operations (“EPS”) include equity income of unconsolidated subsidiaries and eliminate intangible amortization, costs of certain restructuring, transformation and other activities, inventory step-up adjustments, deal-related costs and expenses, gain on sale of businesses, certain legal accrual adjustments and settlements, Russia business exit costs, amortization of bridge financing fees and certain tax items. The 2021 segment income, return on sales, adjusted net income from continuing operations and adjusted diluted EPS include equity income (loss) of unconsolidated subsidiaries and eliminate intangible amortization, costs of certain transformation, restructuring and other activities, novel coronavirus 2019 (“COVID-19”) related costs and expenses, inventory step-up adjustments, deal-related costs and expenses, gain on sale of businesses, certain legal accrual adjustments and settlements, pension and other post-retirement mark-to-market gain, other income and certain tax items.
We use the term “core sales” to refer to GAAP net sales from continuing operations excluding (1) the impact of currency translation and (2) the impact of revenue from acquired businesses recorded prior to the first anniversary of the acquisition less the amount of sales attributable to divested product lines not considered discontinued operations (“acquisition sales”). The portion of GAAP net sales attributable to currency translation is calculated as the difference between (a) the period-to-period change in net sales (excluding acquisition sales) and (b) the period-to-period change in net sales (excluding acquisition sales) after applying current period foreign exchange rates to the prior year period. We use the term “core sales growth” to refer to the measure of comparing current period core net sales with the corresponding period of the prior year.
Management utilizes these adjusted financial measures to assess the run-rate of its continuing operations against those of prior periods without the distortion of these factors. The Company believes that these non-GAAP financial measures will be useful to investors as well to assess the continuing strength of the Company’s underlying operations. In addition, adjusted EPS is used as a criterion to measure and pay long-term incentive compensation and segment income is used as a criterion to measure and pay annual incentive compensation. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.
The Company uses free cash flow to assess its cash flow performance. The Company believes free cash flow is an important measure of liquidity because it provides the Company and its investors a measurement of cash generated from operations that is available to pay dividends, repurchase shares and repay debt. In addition, free cash flow is used as a criterion to measure and pay annual incentive compensation. The Company’s measure of free cash flow may not be comparable to similarly titled measures reported by other companies.
ITEM 9.01 Financial Statements and Exhibits
(a)Financial Statements of Businesses Acquired
Not applicable.
(b)Pro Forma Financial Information
Not applicable.
(c)Shell Company Transactions
Not applicable.
(d)Exhibits
EXHIBIT INDEX

Exhibit	Description
99.1	Pentair plc press release dated October 25, 2022 announcing earnings for the third quarter of 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on October 25, 2022.

PENTAIR PLC
Registrant

By	/s/ Robert P. Fishman
Robert P. Fishman
Executive Vice President, Chief Financial Officer and Chief Accounting Officer